UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 9, 2009
TAL INTERNATIONAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-126317 (Commission File Number)	20-1796526 (IRS Employer Identification No.)
100 Manhattanville Road
Purchase, New York 10577-2135
(Address of Principal Executive Offices, including Zip Code)
Telephone: (914) 251-9000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c) Effective July 1, 2009, TAL International Group, Inc. (“TAL”) is combining the positions of Senior Vice President, Corporate Development and Senior Vice President, Chief Financial Officer. John Burns, 48 years old and currently Senior Vice President, Corporate Development, will assume the combined position, with the title of Senior Vice President, Chief Financial Officer. Mr. Burns joined our former parent, Transamerica Corporation, in April 1996 as Director of Internal Audit and subsequently transferred to TAL International Container Corporation, in April 1998 as Director, Controller and in December 1999 became Vice President and the Chief Financial Officer of TAL International Container Corporation before assuming the position of Vice President, Corporate Development in January 2002 and being promoted to Senior Vice President, Corporate Development in March 2007. Prior to joining Transamerica Corporation, Mr. Burns spent 10 years with Ernst & Young LLP in their financial audit practice. Mr. Burns holds a BA in Finance from the University of St. Thomas, St. Paul, Minnesota and is a certified public accountant. Mr. Burns 2009 Base Salary is $245,000. Please see TAL’s 2009 Definitive Proxy Statement Form DEF 14A filed with the U. S. Securities and Exchange Commission on April 1, 2009 for more information on Mr. Burns’ compensation, which is incorporated by reference into this Current Report on Form 8-K.
     The position of Chand Khan, currently Senior Vice President and Chief Financial Officer of TAL, is being eliminated effective June 30, 2009. Mr. Khan will continue to provide consulting services to TAL.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAL International Group, Inc.
Dated: June 9, 2009	By:	/s/ Brian M. Sondey
		Name:	Brian M. Sondey
		Title:	President and Chief Executive Officer